Exhibit 99.j

[Letterhead of McCurdy & Associates CPA’s, Inc.]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 6, 2004 and to all references to our firm included in or made part of this Pre-Effective Amendment No. 1 to Securities Act of 1933 and the Post-Effective Amendment No. 6 to The Prairie Fund’s Registration Statement of Form N-1A (File No. 811-09931), including the references to our firm under the heading “Financial Highlights” in the Prospectus.

/s/  McCurdy & Associates CPA’s, Inc.

McCurdy & Associates CPA’s, Inc.

Westlake, Ohio

November 18, 2004

1-MI/540204.1